UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 18, 2008

Date of Report (Date of earliest event reported)

MPC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

906 East Karcher Road, Nampa, ID 83687

(Address of principal executive offices)

(208) 893-3434

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement

Fourth Amendment to Intercreditor Agreement with Wells Fargo and Gateway

On October 1, 2007, MPC Corporation (“MPC”), through its wholly-owned subsidiary MPC-Pro LLC (“MPC-Pro”), purchased the Gateway Professional Division, the portion of the Consumer Direct Division that markets business-related products, a portion of the Customer Care & Support department that provides technical services to customers of the Professional and Consumer Direct Divisions (collectively, the “Professional Business”) from Gateway, Inc. (“Gateway”) and Gateway Technologies, Inc. In connection with the acquisition of the Professional Business, MPC-Pro and Gateway entered into a Transition Services Agreement (the “Transition Agreement”), under which Gateway agreed to provide accounting, human resource, manufacturing, procurement, marketing, information technology, and other specified services. A copy of the Transition Agreement was filed as Exhibit 99.1 with a Current Report on Form 8-K filed on October 9, 2007 and is incorporated herein by reference. The Transition Agreement has previously been amended by Amendment No. 1 on October 24, 2007, which was filed as Exhibit 99.1 with a Current Report on Form 8-K on October 31, 2007, Amendment No. 2 on December 3, 2007, which was filed as Exhibit 99.1 with a Current Report on Form 8-K on December 6, 2007, Amendment No. 3 on February 20, 2008, which was filed as Exhibit 99.1 with a Current Report on Form 8-K on February 26, 2008, Amendment No. 4 on March 27, 2008, which was filed with a Current Report on Form 8-K on April 2, 2008 and Amendment No. 5, which was filed with a Current Report on Form 8-K on June 3, 2008, all of which are incorporated herein by reference.

Under the amended Transition Agreement the payment schedule for the outstanding balance payable by MPC-Pro to Gateway for (i) buy/sell activity and extended services under the Transition Agreement (the “TSA Outstanding Balance”) and (ii) certain additional inventory purchases (the “Inventory Purchase Outstanding Balance”). As of September 22, 2008, the TSA Outstanding Balance was $12,815,875.30 and the Inventory Purchase Outstanding Balance was $2,043,302. The Transition Agreement provides that the TSA Outstanding Balance and the Inventory Purchase Outstanding Balance, together with certain other amounts that may become payable by MPC-Pro to Gateway, will be paid, without interest, as follows: (i) Five Hundred Thousand and No/100 Dollars ($500,000.00) per month on or before the 15th day of each month for two (2) months, commencing June 15, 2008; (ii) Three Million Dollars ($3,000,000.00) per month on or before the 15th day of each month for three (3) months, commencing August 15, 2008; and (iii) the remaining balance paid in its entirety on November 15, 2008. To date, we have not made any of the payments as described above.

Additionally, in connection with the acquisition of the Professional Business, on October 1, 2007, MPC-Pro and its newly-acquired subsidiary, Gateway Companies, Inc. (“GCI”), Gateway and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division (“WFBC”), entered into an Agreement (the “Intercreditor Agreement”) that provided Gateway with a junior security interest in accounts receivable, inventory and other property of MPC-Pro and GCI. A copy of the Intercreditor Agreement was filed as Exhibit 99.2 with a Current Report on Form 8-K filed on October 9, 2007 and is incorporated herein by reference. The Intercreditor Agreement was subsequently amended by the Agreement Amendment on February 20, 2008, which was filed as Exhibit 99.2 with a Current Report on Form 8-K on February 26, 2008, a Second Amendment on March 27, 2008, which was filed as Exhibit 99.2 with Current Report on Form 8-K on April 2, 2008, and a Third Amendment on May 29, 2008, which was filed as Exhibit 99.2 with Current Report on Form 8-K on June 3, 2008, and all of which are incorporated herein by reference. Additionally, on October 1, 2007, MPC-Pro and GCI each entered into an Account Purchase Agreement with WFBC (“Account Purchase Agreements”). Under the Account Purchase Agreements, MPC-Pro and GCI may assign to WFBC, and WFBC may purchase from MPC-Pro and GCI certain accounts receivable. Copies of the Account Purchase Agreements were filed as Exhibits 10.3 and 10.4 on Form 10-Q filed on November 14, 2007, and are incorporated herein by reference.

On September 18, 2008, MPC-Pro, GCI, Gateway and WFBC entered into a Fourth Agreement Amendment to the Intercreditor Agreement (the “Fourth Amendment”). The Fourth Amendment modifies Paragraph 2(c) of the Intercreditor Agreement to provide that WFBC will hold but not purchase certain set aside accounts receivable submitted to WFBC by MPC-Pro and GCI (the “Gateway Blocked Accounts”) in up to the following amounts: (i) there will be no Gateway Blocked Accounts through September 26, 2008; and (ii) on or after

September 26, 2008, a face amount equal to the obligations owing to Gateway under the Transition Agreement for the applicable week (the “Gateway Weekly Payoff Amounts”) minus $13,900,000 to the extent such acceptable accounts become available after September 26, 2008. The Fourth Amendment also provides that, if, after November 15, 2008, there is a remaining positive balance of the Gateway Weekly Payoff Amounts, Gateway may provide a statement to MPC-Pro indicating the positive balance, and WFBC will hold but not purchase Gateway Blocked Accounts submitted to it by MPC-Pro and GCI in a face amount equal to the remaining positive balance.

The foregoing description of the Fourth Amendment is not complete and is qualified in its entirety by reference to the Fourth Amendment, which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

99.1      Fourth Agreement Amendment dated September 18, 2008 by and among Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit Operating Division, Gateway, Inc., Gateway Companies, Inc., and MPC-Pro LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPC CORPORATION

Date: September 24, 2008	By: /s/ Curtis Akey Curtis Akey Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1

Fourth Agreement Amendment dated as of September 18, 2008 by and among Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit Operating Division, Gateway, Inc., Gateway Companies, Inc., and MPC-Pro LLC.